Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159412 on Form S-3 and Registration Statement Nos. 333–132312, 333-144705, and 333-176696 on Forms S-8 of our reports dated February 25, 2013 relating to the consolidated financial statements of Crocs, Inc. and subsidiaries and the effectiveness of Crocs, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Crocs, Inc. for the year ended December 31, 2012.

Denver, Colorado

February 25, 2013